                                   Registration No. 333-38221


                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                         AMENDMENT NO. 1
                                TO
                             FORM S-3

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    Commerce Bancshares, Inc.
      (Exact name of Registrant as specified in its charter)

     Missouri                                43-0889454
     (State or other jurisdiction of         (I.R.S. Employer
     incorporation or organization)          Identification No.)

             1000 Walnut, Kansas City, Missouri 64106
                          (816) 234-2000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

J. DANIEL STINNETT, ESQ.           Copies to:
Vice President, Secretary and      DENNIS P. WILBERT, ESQ.
General Counsel                    Blackwell Sanders Matheny
1000 Walnut                        Weary & Lombardi LLP
Kansas City, Missouri 64106        Two Pershing Square
(816) 234-2000                     2300 Main Street, Suite 1100
(Name, address, including zip      Kansas City, Missouri 64108
code, and telephone number,
including area code, of agent
for service)

Approximate date of commencement of proposed sale to the public:
From time to time after the Registration Statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment
plans, check the following box.   X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


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                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits.

     Exhibit
     Number    Description of Exhibit


     5         Opinion of Blackwell Sanders Matheny Weary &
               Lombardi LLP.

                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on October 31, 1997.

                              COMMERCE BANCSHARES, INC.



                              By    /s/ J. Daniel Stinnett
                                    ----------------------
                                    J. Daniel Stinnett
                                    Vice President, Secretary
                                    and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 has been signed by the following persons in the capacities indicated on October 31, 1997.


                                   *
                              ___________________________________
                                 A. Bayard Clark
                                 Executive Vice President and
                                 Chief Financial Officer
                                 (Principal Financial Officer)

                                   *
                              -----------------------------------
                                 Jeffery D. Aberdeen
                                 Controller (Principal Accounting
                                 Officer)


David W. Kemper                  )
  Chairman, President and        )
  Chief Executive Officer        )
  (Principal Executive Officer)  )
Fred L. Brown                    )   A majority of the
W. Thomas Grant, II              )   Board of Directors*
James B. Hebenstreit             )
Jonathan M. Kemper               )
Mary Ann Krey                    )
Benjamin F. Rassieur, III        )
John H. Robinson, Jr.            )
L.W. Stolzer                     )
Andrew C. Taylor                 )
Robert H. West                   )       /s/ J. Daniel Stinnett
                                         ----------------------
                                         J. Daniel Stinnett,
                                         Attorney-in-Fact


* J. Daniel Stinnett, by signing his name hereto, does hereby sign this document on behalf of each of the above-named persons designated by an asterisk pursuant to powers of attorney duly executed by such persons.



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                          EXHIBIT INDEX

EXHIBIT
NUMBER         Description of Exhibit


5              Opinion of Blackwell Sanders Matheny Weary &
               Lombardi LLP.

                                                        Exhibit 5




                         October 31, 1997





Commerce Bancshares, Inc.
1000 Walnut, 18th Floor
Kansas City, MO 64106

Gentlemen:

     We refer to the Registration Statement of Commerce Bancshares, Inc. (the "Company") on Form S-3 filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 197,488 shares of the Company's Common Stock to be sold by certain stockholders of the Company identified in the Registration Statement as "Selling Stockholders."

     We are familiar with the proceedings to date with respect to such proposed sale and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for the purposes of this opinion.

     We are of the opinion that the 197,488 shares offered for sale by the Selling Stockholders have been legally issued and are fully paid and non-assessable.

     We hereby consent to the reference to us under the heading
"Legal Opinions" in the prospectus constituting a part of the Registration Statement and to the filing of this opinion as
Exhibit 5 to the Registration Statement.

                              Very truly yours,


                              /s/ Blackwell Sanders Matheny Weary
                              & Lombardi LLP